MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

                                                                   Exhibit 10.37

                              SEVENTH AMENDMENT TO

                                CREDIT AGREEMENT

         THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of September 15, 1997, is made by and between MICRODYNE CORPORATION, a Maryland corporation (the "Borrower"), CRESTAR BANK (the "Bank"), and CRESTAR BANK, as agent (the "Agent").

                                    RECITALS

         The Borrower, the Bank, NBD Bank ("NBD") and the Agent are parties to a Credit Agreement, dated as of January 27, 1995, as amended by the First Amendment to Credit Agreement, dated as of October 26, 1995, the Second Amendment to Credit Agreement, dated as of June 30, 1996, the Third Amendment to Credit Agreement, dated as of August 19, 1996, the Fourth Amendment to Credit Agreement, dated as of September 27, 1996 (the "Fourth Amendment"), the Fifth Amendment to Credit Agreement, dated as of March 14, 1997 and the Sixth Amendment to Credit Agreement, dated as of June 17, 1997 (as further amended, modified or supplemented from time to time, the "Agreement"). Terms defined in the Agreement shall have the same defined meanings when such terms are used in this Amendment.

         Upon the satisfaction of the conditions to the effectiveness of this Amendment set forth below, the Bank will acquire from NBD all of its rights under the Agreement. The Borrower, the Agent and the Banks have agreed to amend certain provisions of the Agreement. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the Banks and the Agent agree as follows:

         The following definitions are added to Section 1.1 of the Agreement:

         "Annualized Cash Flow" means (a) for the fiscal quarter of the Borrower ending on September 28, 1997, Cash Flow for such fiscal quarter divided by .25;
(b) for the fiscal quarter of the Borrower ending on December 28, 1997, (1) Cash Flow for such fiscal quarter plus Cash Flow for the immediately preceding fiscal quarter, divided by (2) .50; (c) for the fiscal quarter of the Borrower ending on March 29, 1998 (1) Cash Flow for such fiscal quarter and the two immediately preceding fiscal quarters, divided by (2) .75; and (d) for the fiscal quarter of the Borrower ending on June 28, 1998, and for each succeeding fiscal quarter, Cash Flow for such fiscal quarter plus Cash Flow for the three immediately preceding fiscal quarters.

         "Annualized EBITDA" means (a) for the fiscal quarter of the Borrower ending on September 28, 1997, EBITDA for such fiscal quarter divided by .25; (b) for the fiscal quarter of the Borrower ending on December 28, 1997, (1) EBITDA for such fiscal quarter plus EBITDA for the immediately preceding fiscal quarter, divided by (2) .50; (c) for the fiscal quarter of the Borrower ending on March 29, 1998 (1) EBITDA for such fiscal quarter and the two immediately preceding fiscal quarters, divided by (2) .75; and (d) for the fiscal quarter of the Borrower ending on June 28, 1998, and for each succeeding fiscal quarter, EBITDA for such fiscal quarter plus EBITDA for the three immediately preceding fiscal quarters.

         "ATD" means the Borrower's Aerospace Telemetry Division.

         "Cash Flow" means, for any period, Net Income from continuing operations of the Borrower and its Subsidiaries, plus, to the extent deducted to determine Net Income, depreciation and amortization, and, for any determination made after December 28, 1997, minus the amount by which aggregate capital expenditures paid, accrued or incurred by the Borrower and its Subsidiaries after June 30, 1997 exceed $3,500,000.

         "Funded Debt" means the sum of the consolidated indebtedness of the Borrower and its Subsidiaries for 11(aa) borrowed money, (bb) Capital Lease obligations, (cc) the amount of any outstanding Debt guaranteed, (dd) obligations of joint ventures in which the Borrower or any Subsidiary has an interest and for which the Borrower or any Subsidiary of the Borrower is liable, and (ee) contingent or matured reimbursement obligations for letters of credit issued for the account of the Borrower or any Subsidiary, in each case determined in accordance with GAAP.


--------------------------------------------------------------------------------

MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

         "Funded Debt Ratio" means, as of the end of any fiscal quarter of the Borrower, the ratio of Funded Debt then outstanding to Annualized Cash Flow.

         "LIBOR" means for each calendar month, the rate at which dollar deposits with a one-month maturity are offered to leading banks in the London interbank market at 11:00 a.m. (London time) on the first Business Day of such calendar month (with each such determination to become effective as of the first day of such calendar month if not a Business Day), based on quotations provided by the British Bankers Association and published by an On-Line Information Service, as selected by the Agent, plus adjustments (expressed as a percentage) for reserve requirements, deposit insurance premium assessments, broker's commissions and other regulatory costs, all of the foregoing as determined by the Agent's Funds Management Division in accordance with its customary practices.

         "NPD" means the Borrower's Networking Products Division.

         "On-Line Information Service" means a text line or other on-line information service provided to the Agent by any of Reuters Information Services, Inc., Knight-Ridder Financial/Americas, Dow Jones Telerate, Inc. or Bloomberg Financial Markets News Services, or any comparable reporting service selected by the Agent.

         "Percent Complete ATD Inventory" means Eligible Inventory of ATD consisting of finished goods (a) completed and ready for delivery under a valid purchase order or contract, (b) that have been tagged and segregated from other Inventory, and (c) with respect to which the Borrower has recognized the revenue to be derived from the sale of such finished goods and carries such recognized revenue on its books as an unbilled Receivable in accordance with GAAP.

         "SSD" means the Borrower's Support Services Division.

         Each of the following definitions contained in Section 1.1 of the Agreement is amended to read in its entirety as follows:

         "Acceptable Foreign Customers" means any Foreign Customer whose obligations under an Eligible Receivable are payable in United States Dollars and are secured by a trade letter of credit (and not a standby or performance letter of credit) acceptable to the Agent or are insured by the Foreign Credit Insurance Association under a policy acceptable to the Agent.

         "Advance Commitment" means $12,000,000 until December 28, 1997, and $9,000,000 as of December 29, 1997, and at all times thereafter; provided however that the Advance Commitment shall be automatically reduced by the amount of any prepayment required by Section 2.10(c).

         "Borrowing Base" means, at any time, the sum of the following, without duplication: (a) 80% of Eligible Billed Receivables that arise out of the ATD and are not due from Foreign Customers; (b) 90% of Eligible Billed Receivables due from Acceptable Foreign Customers; (c) such percentage of Eligible Billed Receivables due from other Foreign Customers of ATD as may be approved by the Agent in writing from time to time, in its sole discretion; (d) 80% of the Eligible Billed Receivables that arise out of the SSD, (e) 80% of the net book value of Eligible Equipment, excluding software, cabling, taxes, and facility modifications, acquired by the Borrower subsequent to June 29, 1997, plus 30% of the net book value of all other Eligible Equipment; (f) the Value of the Eligible Real Estate; and (g) the applicable Inventory Component; provided, however, that in no event shall the Borrowing Base attributable to the Inventory Component exceed the Borrowing Base attributable to clauses (a), (b), (c) and
(d) of this definition.

         "Borrowing Base Loans" means, at any time, the aggregate amount of outstanding Advances and Letters of Credit.

         "EBITDA" means, for any period, Net Income plus, to the extent deducted in determining Net Income for such period, interest expenses, income tax expense, depreciation and amortization.


--------------------------------------------------------------------------------

MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

         "Inventory Component" means the sum of the following, without duplication (a) 60% of the Percent Complete ATD Inventory, provided that the Inventory Component attributable to this clause (a) shall not exceed $1,000,000, and (b) 20% of all other Eligible Inventory of the ATD, provided that the Inventory Component attributable to this clause (b) shall not exceed $4,000,000. In each case, Eligible Inventory shall be valued at the lower of cost or market.

         "Maximum Amount" means $12,000,000 until December 28, 1997, and $9,000,000 as of December 29, 1997, and at all times thereafter; provided, however, that the Maximum Amount shall be automatically reduced by the amount of any prepayment required by Section 2.10(c).

         "Permitted Acquisition" means any merger, consolidation, stock or asset acquisition, or any combination thereof, concerning the Borrower or a Subsidiary, that is approved by the Agent in its sole discretion.

         "Spread" means the applicable percentage corresponding to the applicable Funded Debt Ratio set forth below, as calculated by the Agent. The Spread shall be 2.50% until the first adjustment following delivery of the Borrower's financial statements for the fiscal quarter ending on September 28, 1997. Thereafter, the Spread will be adjusted quarterly based on the table set forth below:

         Funded Debt Ratio                                  Spread
         -----------------                                  ------
         Less than 1                                        1.00%
         Greater than or equal to 1
         but less than 1.5                                  1.25%
         Greater than or equal to 1.5
         but less than 1.75                                 1.65%
         Greater than or equal to 1.75
         but less than 2                                    1.90%
         Greater than or equal to 2
         but less than 2.25                                 2.20%
         Greater than or equal to 2.25                      2.50%

         The Spread will be adjusted to the percentage corresponding to the Funded Debt Ratio in effect on the last day of each fiscal quarter of the Borrower. The adjustment will become effective as of the first day of the calendar month next succeeding delivery to the Agent of the Borrower's quarterly financial statements. No decrease in the Spread shall become effective if, at the time, any Default or Event of Default has occurred and is continuing. If the Borrower's quarterly financial statements are not delivered to the Agent within the time period specified by this Agreement, the Spread will be increased, at the option of the Agent, to 2.50% from the date on which such statements were due until the next adjustment date.

         "Termination Date" means October 30, 1998.

         The fourth sentence of Section 2.2(a), requiring delivery of a "Notice of Borrowing," is deleted.

         Sections 2.2(b) and (c) are deleted.

         Sections 2.3(a) and (b) are amended to read in their entirety as follows:

                  "(a)    Subject to the terms and conditions of this Agreement,
                  the Agent, in reliance on the Agreements of the Banks set forth in Section 2.3(d) below, will from time to time at the request of the Borrower issue Letters of Credit for the account of the Borrower until the Termination Date, in an aggregate face amount not to exceed $3,000,000 at any time outstanding. The Advance Commitment of each Bank shall be reduced by each Bank's Commitment Percentage of the Letters of Credit.

                  (b) Prior to the issuance of a Letter of Credit, the Agent must receive an appropriately completed LC Agreement, executed by the Borrower, not less than five Business Days prior


--------------------------------------------------------------------------------
                                    PAGE 65

MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

                  to the date on which the Letter of Credit is to be issued. In the event of any conflict between the terms of this Agreement and any LC Agreement, this Agreement shall control. The form, substance and term of each Letter of Credit must be acceptable to the Agent. The Borrower agrees to reimburse the Agent or demand for any drawing paid by the Agent under a Letter of Credit, together with interest therein from the date of such demand at the rate applicable to the Advances."

         Section 2.6 of the Agreement is amended to read in its entirety as follows:

                          "SECTION 2.6 Interest. The unpaid principal balance
                  of the Advances shall bear interest at a rate per annum equal to (a) the Base Rate in effect from time to time or (b) LIBOR plus the applicable Spread in effect from time to time, whichever is selected by the Borrower. If the Borrower wishes to select the Base Rate option, it must give written notice of such selection to the Agent at least two Business Days prior to the first day of the calendar month in which such option is to become effective. When the LIBOR option is in effect, the interest rate on the Advances shall be determined based on LIBOR as of the first day of the applicable calendar month and shall remain fixed for the entire month. Once selected, the LIBOR option shall remain in effect until the Borrower elects to convert to the Base Rate option by giving written notice to the Agent at least two Business Days prior to the first day of the next succeeding calendar month. When the Base Rate option is in effect, the interest rate on the Advances shall be changed on each day on which there is a change in the Base Rate. If the Borrower does not select the Base Rate option, interest shall be calculated by reference to the LIBOR option. Payments of interest on each Advance shall be made on each Interest Payment Date, beginning on the Interest Payment Date next succeeding the date of disbursement of such Advance.

         Section 2.10 of the Agreement is amended to read in its entirety as follows:

                          "SECTION 2.10  Prepayments.

                  (a) The Advances may be prepaid in whole or in part, at any time, without premium or penalty.

                  (b) The Borrower shall prepay the Obligations to the extent that the aggregate amount of outstanding Advances and Letters of Credit exceed the Maximum Amount at any time.

                  (c) The Borrower shall apply the net sales proceeds of any debt or equity securities issued by the Borrower or any assets sold by the Borrower (other than Inventory sold in the ordinary course of business and the sale of the NPD Assets) to the prepayment of the Obligations and the Maximum Amount shall be automatically reduced by the amount of such required prepayment.

                  (d) The Borrower shall immediately prepay the Obligations to the extent that (1) the Borrowing Base is less than 60% of the Borrowing Base Loans at any time through December 28, 1997, or (2) the Borrowing Base is less than 90% of the Borrowing Base Loans as of December 29, 1997, or at any time thereafter. If any mandatory prepayment is required with respect to outstanding Letters of Credit, the amount of such prepayment shall be held by the Agent in a cash collateral account, over which the Agent shall have the exclusive power of withdrawal, as security for the Obligations arising out of the LC Agreements."

         Section 2.11 of the Agreement is amended to amend in its entirety as follows:

                          "SECTION 2.11 Fees. (a) The Borrower agrees to pay to
                  the Banks a fee equal to 0.10% per annum of the average daily balance of the amount by which the Maximum Amount exceeds the aggregate outstanding Advances and Letters of Credit, which fee shall begin to accrue on September 15, 1997, and shall be payable quarterly, in arrears, on the last


--------------------------------------------------------------------------------

MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

                  day of each March, June, September, and December, beginning on September 30, 1997, and on the Termination Date.

                          (b) The Borrower agrees to pay to the Agent an
                  administrative fee of $75,000, $50,000 of which shall be payable on October 1, 1997, and $25,000 of which shall be payable on December 31, 1997. The administrative fee shall be immediately due and payable upon the termination of the Commitments or the occurrence of an Event of Default. The Agent is authorized to debit the Borrower's account with the Agent for payment of the administrative fee when due."

         Subsection (7) of Section 7 1(b) is amended to read in its entirety as follows:

                          "(7) the following information, in a format acceptable
                  to the Agent:

                          On or before the fifteenth day of each fiscal month
                             of the Borrower, an Aging as of the most recently ended fiscal month, accompanied by a Borrowing Base Certificate calculating the Borrowing Base as of the last day of the most recently ended fiscal month;

                          On or before the last day of each fiscal month of
                             the Borrower through December 28, 1997, an Aging as of the fifteenth day of such fiscal month, accompanied by a Borrowing Base Certificate as of such fifteenth day of such fiscal month;

                          Within 25 days after the end of each fiscal month of
                             the Borrower an Inventory summary for the fiscal month most recently ended, together with a contract backlog report for the ATD and a percent complete ATD Inventory Report;

                          Within 25 days after the end of each fiscal month of
                             the Borrower, a listing and aging of its accounts payable as of the end of such fiscal month; and

                          Within 30 days after the end of each fiscal month
                             through and including the fiscal month ending on December 28, 1997, a cash flow statement for such fiscal month."

         Section 7.3 of the Agreement is amended to read in its entirety as follows:

                          "SECTION 7.3 Financial Covenants. So long as any Note
                  shall remain unpaid, any Letter of Credit remains outstanding or any Bank shall have any Commitment hereunder, the Borrower shall:

                  (a) Tangible Net Worth. Maintain as of the end of each fiscal quarter of the Borrower, Tangible Net Worth of not less than (1) $6,200,000 as of September 28, 1997, and (2) $8,250,000 as of December 28, 1997, and each fiscal quarter thereafter.

                  (b) Funded Debt Ratio. Maintain as of the end of each fiscal quarter of the Borrower a Funded Debt Ratio of not greater than (a) 3 to 1 as of September 28, 1997 and December 28, 1997, and (b) 2.5 to 1 for each fiscal quarter thereafter.

                  (c) Debt Service Ratio. Maintain as of the end of each fiscal quarter of the Borrower, beginning on September 28, 1997, a ratio of Annualized EBITDA to interest expense for the 12-month period then ended plus current maturities of long-term Debt (excluding the Advances) scheduled to be repaid during such 12-month period of not less than 1.65 to 1.

                  (d) Capital Expenditures. Not permit capital expenditures for the fiscal quarter of the Borrower beginning on June 30, 1997, and ending on December 28, 1997, to exceed
                  $3,500,000."


--------------------------------------------------------------------------------

MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

         This Amendment shall not become effective unless and until the following conditions are satisfied:

                  The Agent receives an audit of the Borrower's systems and the Collateral, acceptable to the Agent in its sole discretion;

                  The Agent receives a copy of the payment schedule for accounts payable of the NPD;

                  The Agent has received certified copies of the resolutions of the Borrower's Board of Directors with respect to the designation of the Borrower's officers who are authorized to execute and deliver this Amendment; and

                  No Default or Event of Default shall have occurred and be continuing.

         Paragraph 13 of the Fourth Amendment is deleted.

         Except for the amendments to the Agreement expressly set forth above, the Agreement and the other Loan Documents shall remain in full force and effect. The Borrower acknowledges and agrees that this Amendment only amends the terms of the Agreement and is not a novation, and the Borrower ratifies and confirms the remaining terms and provisions of the Agreement and the other Loan Documents in all respects. Nothing in this Agreement shall require the Banks to grant any further amendments to or waivers of the terms of the Loan Documents. The failure of the Borrower to perform or observe any covenant or agreement contained herein shall constitute an Event of Default under the Agreement.

         The Borrower acknowledges and agrees that (a) there are no defenses, counterclaims or setoffs against any of its obligations under the Loan Document, and (b) the prior grant of a security interest in the Collateral created by the Security Agreement and the Patent and Trademark Assignment continues to secure the Obligations, is in full force and effect, and is ratified and confirmed by the Borrower in all respects.

         The Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it. All other representations and warranties made by the Borrower in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Banks in accordance with the provisions of the Loan Documents.

         The Borrower agrees to pay all costs and expenses incurred by the Agent and the Banks in connection with this Amendment, including, but not limited to, reasonable attorney fees.

         This Amendment shall be governed by the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

         This Amendment may be executed by the parties individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]

WITNESS the following signatures.

                             BORROWER:

                             MICRODYNE CORPORATION,
                             a Maryland corporation

                             By: /s/ Massoud Safavi
                             Name:   Massoud Safavi
                             Title: Chief Financial Officer


--------------------------------------------------------------------------------
                                    PAGE 68

MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

                             AGENT:

                             CRESTAR BANK

                             By: /s/  Miriam M. Sadler
                                      Miriam M. Sadler
                                      Senior Vice President

                             BANK:

                             CRESTAR BANK

                             By: /s/  Miriam M. Sadler
                                      Miriam M. Sadler
                                      Senior Vice President





--------------------------------------------------------------------------------
                                    PAGE 69